EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our reports dated December 11, 1998, except for Note 12 which is as of March 1, 1999 on our audits of the financial statements and financial statement schedule of Louisiana Casino Cruises, Inc. We also consent to the reference to our firm under the captions "Selected Financial and Operating Data" and "Selected Financial Information."

PricewaterhouseCoopers LLP

New Orleans, Louisiana
May 26, 1999